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                                                              Exhibit (8)(d)(v)
                              FIRST AMENDMENT TO
                         FUND PARTICIPATION AGREEMENT

   This First Amendment dated as of October 31, 2012 to the Fund Participation Agreement dated May 1, 1995 between American General Life Insurance Company of Delaware (formerly AIG Life Insurance Company) and Dreyfus Stock Index Fund, Inc. (formerly, Dreyfus Life and Annuity Index Fund, Inc. [d/b/a Dreyfus Stock Index Fund]) (the "Agreement") hereby amends the Agreement as follows:

    1. Schedule 1 to the Agreement, a copy of which is attached hereto, is hereby amended and restated to set forth the separate accounts of the Insurance Company pursuant to Section 1.11 of such Agreement.

    2. The New York Stock Exchange and National Association of Securities Dealers, Inc. have been consolidated into a new self-regulatory body called Financial Industry Regulatory Authority. Any and all references to New York Stock Exchange or NYSE and National Association of Securities Dealers, Inc. or NASD in the Agreement shall be changed to Financial Industry Regulatory Authority or FINRA, as appropriate.

    3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this First Amendment be effective as indicated hereinabove.

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE

                                         ATTEST:

By:                                      By:
     ----------------------------------       ---------------------------------
Name:                                    Name:
Title:                                   Title:

DREYFUS STOCK INDEX FUND, INC.
                                         ATTEST:

By:                                      By:
     ----------------------------------       ---------------------------------
Name:                                    Name:
Title:                                   Title:

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                                  SCHEDULE 1
                                    TO THE
             FUND PARTICIPATION AGREEMENT DATED AS OF MAY 1, 1995
              BETWEEN AMERICAN GENERAL LIFE INSURANCE COMPANY OF
              DELAWARE (FORMERLY AIG LIFE INSURANCE COMPANY) AND
                        DREYFUS STOCK INDEX FUND, INC.

SEPARATE ACCOUNTS UTILIZING THE FUND

Separate Account I

Separate Account II

Separate Account III